UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

SHOPPING.COM LTD.

(Exact name of Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On July 26, 2005, the Board of Directors of Shopping.com Ltd. (“Shopping.com”) approved the 2005 Performance Incentive Plan (the “Incentive Plan”). The following is a summary of the key terms of the Incentive Plan.

The Incentive Plan is in connection with services performed during the 2005 fiscal year (the “Plan Period”). All regular, full-time employees of Shopping.com and its subsidiaries, including Shopping.com’s executive officers, who have been notified in writing are eligible to participate in the Incentive Plan (“Participants”). Certain employees, such as those in Shopping.com’s sales and business development departments, who have an existing incentive pay component in their employment agreements, are not eligible to participate in the Incentive Plan.

A Participant’s grade level and position title determine the target incentive amount payable to the Participants under the Incentive Plan. The target incentive amount is based on a percentage of a Participant’s salary. In order to receive any payment under the Incentive Plan, a Participant must achieve at least satisfactory performance during the Plan Period, as determined by Shopping.com, and must be an active employee of Shopping.com on the last day of the Plan Period.

The total amount available to Participants under the Incentive Plan (the “Plan Pool”) will be determined based on Shopping.com’s performance in relation to its approved business plan. The Plan Pool will be available contingent on Shopping.com’s achievement of specified revenue and operating income objectives (“Performance Objectives”) for the Plan Period. If Shopping.com achieves 100% of both Performance Objectives, the Plan Pool will equal $2.6 million. If Shopping.com achieves maximum Performance Objectives, the Plan Pool could equal as much as $3.9 million. In order for the Plan Pool to be funded, Shopping.com must achieve at least 90% of each of the Performance Objectives.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.01*	2005 Performance Incentive Plan. †

†	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.
*	Management contract or compensatory plan or arrangement in which the Registrant’s executive officers or directors may participate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2005	SHOPPING.COM LTD.

	By:	/s/ GREG J. SANTORA
Greg J. Santora
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.01*	2005 Incentive Performance Plan. †

†	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.
*	Management contract or compensatory plan or arrangement in which the Registrant’s executive officers or directors may participate.